UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2008

Inform Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-29994	20-3379902
(State or other jurisdiction of jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Green Valley Parkway, Suite 111, Henderson, NV 89014
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2008, Inform Worldwide Holdings, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Arjent Services LLC (“Arjent”).

Pursuant to the Agreement, the Company retained Arjent, subject to the terms and conditions of the Agreement, to act as placement agent for the Company, on a best efforts basis, in connection with an offering by the Company (the “Offering”) of up to an aggregate of $3,200,000 of secured convertible notes (the “Notes”), convertible into 16,000,000 shares of the Company’s common stock at a fixed conversion price of $0.20 per share. Arjent will receive a commission of 10% of the gross proceeds of the Offering and a nonaccountable expense allowance of 4% of the gross proceeds of the Offering. In addition, Arjent will be granted, commencing on the closing date of the Offering, a two-year right of first refusal for any debt and/or equity financing of the Company.

Pursuant to the Agreement, the Company agreed, in connection with the Offering, to take appropriate action to amend its certificate of incorporation to modify the conversion ratio for the Company’s Series C preferred stock from 1 share of Series C preferred stock for 10 shares of common stock to 1 share of Series C preferred stock for 1 share of common stock.

Pursuant to the Agreement, the Company retained Arjent as the Company’s consultant for a non-refundable fee of $450,000 and 6,000,000 shares of the Company’s common stock issued upon execution of the Agreement. In addition, upon closing of a subsequent offering of a minimum of $5,000,000 and a maximum of $20,000,000, the Company shall engage Arjent or its nominee as the Company’s merchant banker and consultant.

Pursuant to the Agreement, the Company agreed to file a registration statement covering the 6,000,000 shares issued to Arjent and the shares of common stock underlying the Notes within 45 days of the closing of the Offering.

In connection with the foregoing, the Company relied on the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 3.02

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Letter Agreement, dated April 30, 2008, by and between the Company and Arjent Services LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INFORM WORLDWIDE HOLDINGS, INC.

	By:	/s/ Ashvin Mascarenhas
Name: Ashvin Mascarenhas
Title: CEO
Date: May 1, 2008

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